Exhibit 99.1(c) 4

ARCLIGHT SYSTEMS LLC

Unaudited Notes to Financial Statements

September 30, 2003 and 2002

(1)	Interim Financial Statements

The condensed financial statements of ArcLight Systems LLC (“the Company”) included herein should be read in conjunction with the audited financial statements and related notes for the fiscal year ended December 31, 2002. Without limiting the generality of the foregoing, Note 1 and Note 2 of the “Notes to Financial Statements” from the 2002 financial statements are specifically incorporated herein by reference. In the opinion of management, these financial statements reflect all adjustments necessary to present fairly the balance sheets, results of operations, and cash flows for the interim periods presented.

(2)	Exit of Service Bureau Contracts

As described further in Note 4 of the “Notes to Financial Statements” from the 2002 financial statements, the Company did not renew customer contracts in the service bureau operating segment. As of September 30, 2003, the Company no longer provided pharmaceutical adjudication services. Operating results associated with this segment are included in discontinued operations in these condensed financial statements. The following is summary financial information of the service bureau operating segment as of September 30, 2003 and December 31, 2002 for the balance sheet and for the nine months ended September 30, 2003 and 2002 for the statements of operations:

	2003	2002
Balance Sheet:
Assets:
Accounts receivable, net	$182,430	$601,050

Liabilities:
Accounts payable	$140,000	$—
Payable to Cardinal Health	—	83,232
Accrued payroll, bonus and related	—	62,773
Customer deposits	—	100,000
Other accrued expenses	426,861	154,000

Total liabilities of service bureau discontinued operations	$566,861	$400,005

Statements of Operations:
Revenues	$2,801,694	$2,873,210
Operating Expenses	(1,218,694)	(1,997,154)

Income from service bureau discontinued operations	$1,583,000	$876,056

ARCLIGHT SYSTEMS LLC

Unaudited Notes to Financial Statements

September 30, 2003 and 2002

(3)	Sale of ScriptLINE business

The operations of the ScriptLINE business have been presented as discontinued operations in the accompanying statements of operations and statements of cash flows. The total assets and liabilities of the ScriptLINE business are separately reported in the balance sheets. The following is summary financial information of the ScriptLINE business operating segment as of September 30, 2003 and December 31, 2002 for the balance sheet and for the nine months ended September 30, 2003 and 2002 for the statements of operations:

	2003	2002
Balance Sheet:
Assets:
Accounts receivable, net	$—	$—
Other receivables	—	505,778

Total assets of ScriptLINE discontinued operations	$—	$505,778

Liabilities:
Accounts Payable	$5,413	$80,073
Other accrued expenses	26,522	568,406

Total liabilities of ScriptLINE discontinued operations	$31,935	$648,479

Statements of Operations:
Revenues	$—	$3,882,198
Operating expenses	—	(2,535,100)
Gain on sale of ScriptLINE business	52,331	74,321,249

Income from ScriptLINE discontinued operations	$52,331	$75,668,347

(4)	Stock Option Plan

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted

ARCLIGHT SYSTEMS LLC

Unaudited Notes to Financial Statements

September 30, 2003 and 2002

only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income (loss) if the fair-value-based method had been applied to all outstanding and unvested awards.

	2003	2002
Net income (loss), as reported	$(20,536,245)	$56,707,381
Add stock-based employee compensation expense included in reported net income (loss)	—	—
Deduct total stock-based employee compensation expense determined under fair-value-based method for all awards	(300,827)	(1,607,920)

Pro forma net income (loss)	$(20,837,072)	$55,099,461

(5)	Cash Data Purchases

The Company purchased pharmacy prescription data from pharmacy retailers and other pharmacy service providers with cash. Total cash purchases expensed during the nine months ended September 30, 2003 and 2002 were $5,505,140 and $5,712,478, respectively and were included in product development in the accompanying statements of operations.

(6)	Subsequent Event - NDC License Agreement

On December 31, 2003, the Company entered into an exclusive license agreement whereby ArcLight granted to NDCHealth Corporation an exclusive and perpetual license to all prescription and related data provided to ArcLight by any ArcLight Member prior to the expiration or termination of the NDC Exclusive License Agreement. ArcLight also granted to NDCHealth exclusive licenses to certain ArcLight products, substantially all of ArcLight’s intellectual property and certain ArcLight trademarks. NDCHealth also acquired substantially all of ArcLight’s property and equipment, prepayments and assumed substantially all of ArcLight’s licenses, leases and maintenance agreements relating to the period after December 31, 2003. ArcLight made a transition payment of $1,983,000 to NDCHealth at closing.